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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 1999
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                                 AIM Group, Inc.
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             (Exact name of Registrant as specified in its charter)

          Delaware                      33-82468                 13-3773537
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(State or other jurisdiction           (Commission              (IRS Employer
    of incorporation)                  File Number)             Identification
                                                                Number)

1000 Abernathy Road, Suite 1000, Atlanta, GA                30328
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(Address of principal executive offices)                  (zip code)

Registrant's telephone number, including area code: (770) 668-0900
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          (Former name or former address, if changed since last report)




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Item 2. Acquisition or Disposition of Assets.

        On November 15, 1999, AIM Solutions, Inc. ("AIM Solutions"), a
Delaware corporation and wholly-owned subsidiary of AIM Group, Inc. ("AIM Group"), a Delaware corporation, acquired 100% of the issued and outstanding capital stock of each of Client Server Solutions, Inc. ("CSS"), a Delaware corporation, and CSS Financial Software Sales, Inc. ("CSS Financial"), a Georgia corporation (CSS and CSS Financial are sometimes hereinafter collectively referred to as the "Company"), for a total purchase price of $5,175,000, consisting of the payment of $400,000 in cash at closing, the issuance of promissory notes in the amount of $1,325,000 which bear interest at 8% per annum, the issuance of promissory notes in the amount of $500,000 which bear interest at 3% per annum and the issuance of 983,333 shares (the "Shares") of AIM Group common stock, par value $.01 per share (the "Common Stock"), based on a $3.00 per share price, which reflected the market price of the Common Stock on May 4, 1999, on which date the Agreement and Plan of Merger, dated as of May 4, 1999, by and among AIM Group, AIM Solutions, the Company, Michael Griffith, William Boynes, Jr. and L. Joseph Artime (the "Agreement") was entered into. Of the Shares, 150,000 shares are being held in escrow for distribution upon the achievement of certain revenue targets by the Company on the following schedule:
50% on November 15, 2000 and 50% on November 15, 2001. Furthermore, in addition to the Shares, 15,000 shares of the Common Stock will be distributed to employees of the Company on December 15, 1999 and 35,000 shares of the Common Stock will be distributed to employees of the Company on January 3, 2000, assuming they continue to be employed by the Company on the respective date of distribution.

        The acquisition, effected pursuant to the Agreement, was accomplished by means of a merger (the "Merger") of each of CSS and CSS Financial with and into AIM Solutions, that became effective upon the filing of a Certificate of Merger with the Secretary of State of Delaware and Articles of Merger with the Secretary of State of Georgia, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of November 15, 1999 (the "Merger Agreement"), by and among AIM Solutions, AIM Group, the Company and Todd Melioris, Chris A. Brecher, Joseph Kozak, Michael Griffith, William Boynes, Jr. and L. Joseph Artime, the sole shareholders of each of CSS and CSS Financial (the "Sole Shareholders"). The Merger consideration was determined in arm's-length negotiations between AIM Group, AIM Solutions, the Company and the Sole Shareholders. A copy of the Agreement and the Merger Agreement are filed as exhibits hereto.

        The Company focuses its business on enterprise resource planning applications which consist of integrated financial, administrative, payroll and human resource, manufacturing, distribution, point-of-sale and inventory management software. This functionality is also supported by software that includes management information systems and data base management of sales and marketing information. AIM Solutions is continuing to conduct the business of the Company following the Merger. Furthermore, the acquisition allows the Company to implement its plan to launch an application service provider program intended to facilitate an organization's ability to outsource its enterprise resource planning software and personnel requirements via internet connectivity.



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        Cash paid by AIM Group and AIM Solutions in connection with its acquisition of the Company was generated by the sale of $750,000 principal amount of AIM Group's 15% convertible subordinated notes in a private placement.

Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

        (a) Financial Statements of the Businesses Acquired.

        The historical financial statements of CSS and CSS Financial required under Rule 3-05 of Regulation S-X will be filed by amendment pursuant to Item 7(a)(4) of Form 8-K.

        (b) Pro Forma Financial Information.

        The pro forma financial statements required by Article 11 of Regulation S-X will be filed by amendment pursuant to Item 7(b)(2) of Form 8-K.

        (c) Exhibits.

The following exhibits are filed herewith:

        Exhibit No.                        Document

           2A Agreement and Plan of Merger, dated as of May 4, 1999, by and among AIM Group, Inc., AIM Solutions, Inc., Client Server Solutions, Inc., CSS Financial Software Sales, Inc., Michael Griffith, William Boynes, Jr. and
                         L. Joseph Artime.

           2B Amended and Restated Agreement and Plan of Merger, dated as of November 15, 1999, by and among AIM Group, Inc., AIM Solutions, Inc., Client Server Solutions, Inc., CSS Financial Software Sales, Inc., Todd Melioris, Chris A. Brecher, Joseph Kozak, Michael Griffith, William Boynes, Jr. and L. Joseph Artime.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         AIM GROUP, INC.
                                         (Registrant)


Dated:  November 24, 1999                By:/s/ Paul R. Arena
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                                            Paul R. Arena
                                            Chief Executive Officer



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